                                                                  Exhibit (k)(1)








                                    Form of

                     Transfer Agency and Service Agreement

                                    Between

                      Certain Van Kampen Closed-End Funds

                                      and

                          EquiServe Trust Company .A.

                                      and

                                 EquiServe Inc.














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Table of Contents



Section 1.          Certain Definitions............................................................4

Section 2.          Appointment of Agent...........................................................5

Section 3.          Standard Services..............................................................6

Section 4.          Dividend Disbursing Services...................................................7

Section 5.          Optional Services and Standards................................................8

Section 6.          Fees and Expenses..............................................................8

Section 7.          Representations and Warranties of Transfer Agent...............................

Section 8.          Representations and Warranties of Customers....................................

Section 9.          Indemnification/Limitation of Liability........................................11

Section 10.         Damages........................................................................13

Section 11.         Standard Care..................................................................13

Section 12.         Responsibilities of the Transfer Agent.........................................13

Section 13.         Covenants of the Customers and Transfer Agent..................................15

Section 14.         Data Access and Propreitary Information........................................

Section 15.         Confidentiality................................................................16

Section 16.         Term and Termination                                                           17

Section 7.          Assignment.....................................................................18

Section 18.         Unaffiliated Third Parties.....................................................19





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

Section 19.         Miscellaneous.

Section 19.1        Notice

Section 19.2        Successors.....................................................................20

Section 19.3        Amendments.....................................................................20

Section 19.4        Severability...................................................................20

Section 19.5        Governing Law..................................................................20

Section 19.6        Force Majeure..................................................................20

Section 19.7        Descriptive Headings...........................................................20

Section 19.8        Third Party Beneficiaries

Section 19.9        Survival

Section 19.10       Priorities.....................................................................21

Section 19.11       Merger of Agreement.

Section 19.12       Counterparts...................................................................21






                                       3

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         AGREEMENT made as of the 1st day of January, 2002, by and among Certain
Van Kampen Closed-End Funds as set forth in Appendix A, having their principal office and place of business at One Parkview Plaza, Oakbrook Terrace, Illinois 60181 (collectively, the "Customers," or individually, the "Customer"), and EquiServe Trust Company, N .A. and EquiServe Limited Partnership (collectively, the "Transfer Agent").

         NOW THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

1.       CERTAIN DEFINITIONS.

         (a)      "Account" or "Accounts" shall mean the account of each
                    Shareholder which account shall hold any full or fractional shares of Stock held by such Shareholder and/or outstanding funds or tax reporting to be done.

         (b)      "Additional Services" shall mean any and all services which are not Services as set forth in the Fee and Service Schedule, but performed by Transfer Agent upon request of Customers.

         (c)      "Agreement" shall mean this agreement and any and all exhibits or schedules attached hereto and any and all amendments or modifications, which may from time to time be executed.

         (d)      "Annual Period" shall mean each twelve (12) month period
                    commencing on the Effective Date and, thereafter, on each anniversary of the Effective Date.

         (e)      "Closed Account" shall mean an account with a zero share
                    balance, no outstanding funds or no reportable tax information.

         (f)      "Dividend Reinvestment Plan" and "Direct Stock Purchase Plan
                    shall mean the services as set forth in Section 4 and in the Fee and Service Schedule.

         (g)      "Effective Date" shall mean the date first stated above.

         (h)      "Enrollment Materials" shall mean the Plan brochure,
                    enrollment card and other materials prepared by Transfer Agent for distribution to Participants.

         (i)      "Fee and Service Schedule" shall mean the fees and services set forth in the "Fee and Service Schedule" attached hereto.

         (j)      "Optional Services" shall mean all services described in
                    Section 5.


         (k)      "Services" shall mean any and all services as further
                    described herein and in the "Fee and Service Schedule" or other schedules attached hereto.



         4


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         (l) "Shares" shall mean common stock of the Customer authorized by the
                Customer's Declaration of Trust.

2.       APPOINTMENT OF AGENT

         2.1 The Customers hereby appoints the Transfer Agent to act as sole transfer agent and registrar for all Shares in accordance with the terms and conditions hereof, and the Transfer Agent accepts said appointment.

         2.2 In connection with the appointing of Transfer Agent as the transfer agent and registrar for the Customers, the Customers has previously filed the following documents with the Transfer Agent:

                                 Copies of Registration Statements and
                         amendments thereto, filed with the Securities and Exchange Commission for initial public offerings;

                                 Specimens of all forms of outstanding stock
                         certificates, in forms approved by the Boards of Trustees of the Customers, with a certificate of the Secretary of each Customer as to such approval;

                                 Specimens of the Signatures of the officers of
                         the Customers authorized to sign stock certificates and individuals authorized to sign written instructions and requests; and

                  (d) An opinion of counsel for each Customer with respect to:

                           (i) Each Customer's organization and existence under the laws of its state of organization.

                           (ii) The status of all Shares of stock of each Customer covered by the appointment under the Securities Act of 1933, as amended, and any other applicable federal or state statute; and

                           (iii) That all issued Shares are, and all unissued
                                 shares will be, when issued, validly issued, fully paid and non-assessable.

         2.3 Transfer Agent may adopt as part of its records all lists of holders, records of each Customer's stock, books, documents and records which have been employed by any former agent of the Customer for the maintenance of the ledgers for such shares, provided such ledger is certified by an officer of Customer or the prior transfer agent to be true, authentic and complete.

         2.4 Customers shall, if applicable, inform Transfer Agent as to (i) the existence or termination of any restrictions on the transfer of Shares and in the application to or removal from any certificate of stock of any legend restricting the transfer of such Shares



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or the substitution for such certificate of a certificate without such legend,
(ii) any authorized but unissued Shares reserved for specific purposes, (iii) any outstanding shares which are exchangeable for Shares and the basis for exchange, (iv) reserved Shares subject to option and the details of such reservation and (v) special instructions regarding dividends and information of foreign holders.

         2.5 Transfer Agent represents that it is engaged in an independent business and will perform its obligations under this Agreement as an agent of Customers.

         2.6 Customers shall deliver to Transfer Agent an appropriate supply of stock certificates, which certificates shall provide a signature panel for use by an officer of or authorized signor for Transfer Agent to sign as transfer agent and registrar, and which shall state that such certificates are only valid after being countersigned and registered.

3.       STANDARD SERVICES.

         3.1      The Transfer Agent will perform the following services:

         In accordance with the procedures established form time to time by agreement between the Customers and the Transfer Agent, the Transfer Agent shall:

     (a) issue and record the appropriate number of Shares as authorized and hold such shares in the appropriate shareholder ("Shareholder") account;

     (b) effect transfers of Shares by the registered owners thereof upon receipt of appropriate documentation;

     (c) prepare and transmit payments for dividends and distributions declared by the respective Customer, provided good funds for said dividends or distributions are received by the Transfer Agent prior to or on the scheduled mailing date for said dividends or distributions;

     (d) act as agent for Shareholders pursuant to the dividend reinvestment plan, and other investment programs as amended from time to time in accordance with the terms of the agreements relating thereto to which the Transfer Agent is or will be a party; and

     (e) issue replacement certificates for those certificates alleged to have been lost, stolen or destroyed upon receipt by the Transfer Agent of an open penalty surety bond satisfactory to it and holding it, the Customers harmless, absent notice to the Customers and the Transfer Agent that such certificates have been acquired by a bona fide purchaser. The Transfer Agent, at its option, may issue replacement certificates in place of mutilated stock certificates upon presentation thereof without such indemnity. Further, the Transfer Agent may at its sole option accept indemnification from a Customers to issue replacement certificates for those



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         certificates alleged to have been lost, stolen or destroyed in lieu of an open penalty bond.

     (f) issue replacement checks and place stop on original checks based on shareholder's representation that a check was not received or was lost. Such stops and replacement will be deemed to have been made at the request of Customers and Customers shall be responsible for all losses or claims resulting from such replacement.

         3.2 Customary Services. The Transfer Agent shall perform all the customary services of a transfer agent, dividend disbursing agent, agent of dividend reinvestment plan, cash purchase plan and other investment programs as described in Section 3.1 consistent with those requirements in effect as of the date of this Agreement and in compliance with applicable laws as set forth in
Section 3.3; provided, however, the Transfer Agent shall not be required to take shareholder telephone calls or respond to written shareholder inquiries. All such shareholder inquiries in writing or by telephone shall be handled by Customers. Any correspondence or telephone inquiries from shareholders received by the Transfer Agent will be forwarded to Customers. The detailed services and definition, frequency, limitations and associated costs (if any) are set out in the attached fee and service schedule ("Fee and Service Schedule").

         3.3 Compliance with Laws. The Customers agrees the Transfer Agent is obligated to comply with all applicable federal, state and local laws and regulations, codes, order and government rules in the performance of its duties hereunder this Agreement.

         3.4 Unclaimed Property and Lost Shareholders. The Transfer Agent shall report unclaimed property to each state in compliance with state law and Section 17Ad-17 of the Exchange Act of 1934 as amended (the "Exchange Act") for lost shareholders. If the Customers are not in compliance with applicable state laws, there will be no charge for the first two years for this service; provided that after the first two years, the Transfer Agent will charge Customers its then standard fee plus any out-of-pocket expenses.

         3.5 Compliance with Office of Foreign Asset Control ("OFAC") Regulation. Ensure compliance with OFAC laws.

4.       DIVIDEND DISBURSING SERVICES.

         4.1 Upon receipt of a written notice from the President, any Vice President, Assistant Secretary, Treasurer or Assistant Treasurer of a Customer declaring the payment of a dividend, Transfer Agent shall disburse such dividend payments provided that on or before the mail date for such payment, Customers furnishes Transfer Agent with sufficient funds. The payment of such funds to Transfer Agent for the purpose of being available for the payment of dividend checks from time to time is not intended by Customers to confer any rights in such funds on Customer shareholders whether in trust or in contract or otherwise.



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         4.2 Customers hereby authorizes Transfer Agent to stop payment of checks issued in payment of dividends, but not presented for payment, when the payees thereof allege either that they have not received the checks or that such checks have been mislaid, lost, stolen, destroyed or, through no fault of theirs, are otherwise beyond their control and cannot be produced by them for presentation and collection, and Transfer Agent shall issue and deliver duplicate checks in replacement thereof, and Customers shall indemnify Transfer Agent against any loss or damage resulting from reissuance of the checks.

         4.3 Transfer Agent is hereby authorized to deduct from all dividends declared by Customers and disbursed by Transfer Agent, as dividend disbursing agent, the tax required to be withheld pursuant to Sections 1441, 1442 and 3406 of the Internal Revenue Code of 1986, as amended, or by any Federal or State statutes subsequently enacted, and to make the necessary return and payment of such tax in connection therewith.

5.       OPTIONAL SERVICES AND STANDARDS.


           5                          Optional Services

                                      To the extent that a Customer elects to
                             engage the Transfer Agent to provide the services listed below the Customers shall engage the Transfer Agent to provide such services upon terms and fees to be agreed upon by the parties:

                        a.            Employee Plan Services;

                        b.            Employee Share Purchase Programs;

                        c.            Corporate Actions (including inter alia,
                             odd lot buy backs, exchanges, mergers, redemptions, subscriptions, capital reorganization, coordination of post-merger services and special meetings); and

                        d.            Shareholder written and telephone inquiry
                             services.


6.       FEES AND EXPENSES.

         6.1 Fee and Service Schedules. Customers agrees to pay Transfers Agent fees for services performed pursuant to this Agreement as set forth in the Fee and Service Schedule attached hereto, for the Initial Term of the Agreement.

         6.2 COLA. After the Initial Term of the Agreement, providing that service mix and volumes remain constant, the fees listed in the Fee and Service Schedule shall be increased by the accumulated change in the National Employment Cost Index for Service Producing Industries (Finance, Insurance, Real Estate) for the preceding years of the contract, as published by the Bureau of Labor Statistics of the United States Department of Labor. Fees will be increased on this basis on each successive contract anniversary thereafter.


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         6.3 Adjustments. Notwithstanding Section 6.1 above, fees, and the out-of-pocket expenses and advances identified under Section 6.4 below, may be changed from time to time as agreed upon in writing between the Transfer Agent and the Customers.

         6.4 Out-of-Pocket Expenses. In addition to the fees paid under Section
6.1 above, the Customer agrees to reimburse the Transfer Agent for out-of-pocket expenses, including but not limited to postage, forms, telephone, microfilm, microfiche, taxes, records storage, exchange and broker fees, or advances incurred by the Transfer Agent for the items set out in Exhibit A attached hereto. Out-of-pocket expenses may include the costs to Transfer Agent of administrative expenses. In addition, any other expenses incurred by the Transfer Agent at the request or with the consent of the Customers, will be reimbursed by the applicable Customer.

         6.5 Conversion Funds. Conversion funding required by any out of proof condition caused by a prior agents' services shall be advanced to Transfer Agent prior to the commencement of services.

         6.6 Postage. Postage for mailing of dividends, proxies, Customers reports and other mailings to all shareholder accounts shall be advanced to the Transfer Agent by the Customers prior to commencement of the mailing date of such materials.

         6.7 Invoices. The Customers agrees to pay all fees and reimbursable expenses upon receipt of the respective billing notice, except for any fees or expenses that are subject to good faith dispute. In the event of such a dispute, the Customers may only withhold that portion of the fee or expense subject to the good faith dispute. The Customers shall notify the Transfer Agent in writing within twenty-one (21) calendar days following the receipt of each billing notice if the Customer disputing any amounts in good faith. If the Customer does not provide such notice of dispute within the required time, the billing notice will be deemed accepted by the Customer. The Customer shall settle such disputed amounts within five (5) days of the day on which the parties agree on the amount to be paid by payment of the agreed amount. If no agreement is reached, then such disputed amounts shall be settled as may be required by law or legal process.

         6.8 Taxes. Customers shall pay all sales or use taxes in lieu thereof with respect to the Services (if applicable) provided by Transfer Agent under this Agreement.

         6.9 Late Payments.

         (a) If any undisputed amount in an invoice of the Transfer Agent (for fees or reimbursable expenses) is not paid when due, the Customers shall pay the Transfer Agent interest thereon (from the due date to the date of payment) at a per annum rate equal to one percent (1.0%) plus the Prime Rate (that is, the base rate on corporate loans posted by large domestic Transfer Agents) published by The Wall Street Journal (or, in the event such rate is not so published, a reasonably equivalent published rate selected by Customers on the first day of publication during the month when such amount was due.




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Notwithstanding any other provision hereof, such interest rate shall be no greater than permitted under applicable provisions of Massachusetts or New Jersey law.

         (b) The failure by Customers to pay an invoice within 90 days after receipt of such invoice or the failure by the Customers to timely pay two consecutive invoices shall constitute a material breach pursuant to Section 16.2(a)(i) below. The Transfer Agent may terminate this Agreement for such material breach immediately and shall not be obligated to provide the Customers with 30 days to cure such breach.

         6.10 Services Required by Legislation. Services required by legislation or regulatory mandate that become effective after the effective date of this Agreement shall not be part of the standard services, and shall be billed by appraisal.

         6.11 Overtime Charges. Overtime charges will be assessed in the event of a late delivery to the Transfer Agent of Customers material for mailings to shareholders, unless the mail date is rescheduled. Such material includes, but is not limited to, proxy statements, quarterly and annual reports, dividend enclosures and news releases.

                  REPRESENTATIONS AND WARRANTIES OF TRANSFER AGENT.

         The Transfer Agent represents and warrants to the Customers that:

         7.1 EquiServe Trust Company, N.A. is a federally chartered limited purpose national bank duly organized under the laws of the United States and EquiServe Limited Partnership is a limited partnership validly existing and in good standing under the laws of the State of Delaware;

         7.2 It is duly qualified to carry on its business in The Commonwealth of Massachusetts;

         7.3 It is empowered under applicable laws and by its Charter and/or By-Laws to enter into and perform this Agreement;

         7.4 All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement; and

         7.5 It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

         7.6 It will comply with all applicable sections of the Securities Exchange Act of 1934 necessary to enter into and perform this Agreement.

         7.7 It has and will continue to have a disaster recovery plan which may be reviewed by Customers upon request.



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8.       REPRESENTATIONS AND WARRANTIES OF CUSTOMERS.

         The Customers represents and warrants to the Transfer Agent that:

         8.1 Customers are duly organized, existing and in good standing under the laws of Massachusetts;

         8.2 It is empowered under applicable laws and by its Declaration of Trust and By-Laws to enter into and perform this Agreement;

         8.3 All corporate proceedings required by said Declaration of Trust, and By-Laws and applicable law have been taken to authorize it to enter into and perform this Agreement; and

         8.4 A registration statement under the Securities Act of 1933, as amended (the "1933 Act") was filed prior to the initial offering of any Shares, and all appropriate state securities law filings were made within respect to all Shares of the Customers; information to the contrary will result in immediate notification to the Transfer Agent.

9.       INDEMNIFICATION.

         9.1 The Transfer Agent shall not be responsible for, and the applicable Customer shall indemnify and hold the Transfer Agent harmless from and against, any and all losses, claims, damages, costs, charges, counsel fees and expenses, payments, expenses and liability arising out of or attributable to:

                  (a) All actions of the Transfer Agent or its agents or subcontractors required to be taken pursuant to this Agreement, provided such actions are taken in good faith and without negligence or willful misconduct;

                  (b) The Customer's lack of good faith, negligence or willful misconduct or the breach of any representation or warranty of the Customers hereunder;

                  (c) The reliance or use by the Transfer Agent or its agents or subcontractors of information, records and documents which (i) are received by the Transfer Agent or its agents or subcontractors and furnished to it by or on behalf of the Customer, and (ii) have been prepared and/or maintained by the Customer or any other person or firm on behalf of the Customer. Such other person or firm shall include any former transfer agent or former registrar, or co-transfer agent or co-registrar or any current registrar where the Transfer Agent is not the current registrar;

                  (d) The reliance or use by the Transfer Agent or its agents or subcontractors of any paper or document reasonably believed to be genuine and to have been signed by the proper person or persons including Shareholders;



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                  (e) The reliance on, or the carrying out by the Transfer Agent or its agents or subcontractors of any instructions or requests of the Customer's or Customer's representatives;

                  (f) The offer or sale of Shares in violation of any federal or state securities laws requiring that such shares be registered or in violation of any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such Shares;

                  (g) The negotiations and processing of checks, including checks made payable to prospective or existing shareholders which are tendered to the Transfer Agent for the purchase of shares (commonly known as "third party checks");

                  (h) Any actions taken or omitted to be taken by any former agent of Customer and arising from Transfer Agent's reliance on the certified list of holders; and

                  (i) The negotiation, presentment, delivery or transfer of shares through the Direct Registration System Profile System.

         9.2 At any time the Transfer Agent may apply to any officer of the applicable Customer for instruction, and may consult with legal counsel with respect to any matter arising in connection with the services to be performed by the Transfer Agent under this Agreement, and Transfer Agent and its agents and subcontractors shall not be liable and shall be indemnified by such Customer for any action taken or omitted by it in reliance upon such instructions or upon the advice or opinion of such counsel. The Transfer Agent, its agents and subcontractors shall be protected and indemnified in acting upon any paper or document reasonably believed to be genuine and to have been signed by the proper person or persons, or upon any instruction, information, data, records or documents provided the Transfer Agent or its agents or subcontractors by telephone, in person, machine readable input, telex, CRT data entry or similar means authorized by such Customer, and shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Customer. The Transfer Agent, its agents and subcontractors shall also be protected and indemnified in recognizing stock certificates which are reasonably believed to bear the proper manual or facsimile signatures of officers of the Customer, and the proper countersignature of any former transfer agent or former registrar, or of a co-transfer agent or co-registrar.

         9.3 In order that the indemnification provisions contained in this Section shall apply, upon the assertion of a claim for which the Customer may be required to indemnify the Transfer Agent, the Transfer Agent shall promptly notify the Customer of such assertion, and shall keep the Customer advised with respect to all developments concerning such claim. The Customer shall have the option to participate with the Transfer Agent in the defense of such claim or to defend against said claim in its own



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name or the name of the Transfer Agent. The Transfer Agent shall in no case compromise any claim or make any compromise in any case in which the Customer may be required to indemnify it except with the Customer's prior written consent.

10.      DAMAGES.

         NEITHER PARTY SHALL BE LIABLE FOR ANY INCIDENTAL, INDIRECT, SPECIAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE WHATSOEVER, INCLUDING, BUT NOT LIMITED TO, LOSS OF ANTICIPATED PROFITS, OCCASIONED BY A BREACH OF ANY PROVISION OF THIS AGREEMENT EVEN IF APPRISED OF THE POSSIBILITY OF SUCH DAMAGES.

11.      STANDARD OF CARE.

         The Transfer Agent shall at all times act in good faith and agrees to use its best efforts within reasonable time limits to insure the accuracy of all services performed under this Agreement, but assumes no responsibility and shall not be liable for loss or damage due to errors unless said errors are caused by its negligence, bad faith or willful misconduct or that of its employees, agents or subcontractors.

12.      RESPONSIBILITIES OF THE TRANSFER AGENT.

         The Transfer Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Customers, by its acceptance hereof, shall be bound:

         12.1 Whenever in the performance of its duties hereunder the Transfer Agent shall deem it necessary or desirable that any fact or matter be proved or established prior to taking or suffering any action hereunder, such fact or matter may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President, any Vice President, the Treasurer, any Assistant treasurer, the Secretary or any Assistant Secretary of the applicable Customer and delivered to the Transfer Agent. Such certificate shall be full authorization to the Transfer Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

         12.2 The Customers agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Transfer Agent for the carrying out, or performing by the Transfer Agent of the provisions of this Agreement.

         12.3 Transfer Agent, any of its affiliates or subsidiaries, and any stockholder, director, officer or employee of the Transfer Agent may buy, sell or deal in the securities of the Customers or become pecuniary interested in any transaction in which the Customers may be interested, or contract with or lend money to the Customers or otherwise act as fully and freely as though it were not appointed as agent under this



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Agreement. Nothing herein shall preclude the Transfer Agent from acting in any other capacity for the Customers or for any other legal entity.

         12.4 No provision of this Agreement shall require the Transfer Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights if it shall believe in good faith that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

13.      COVENANTS OF THE CUSTOMERS AND TRANSFER AGENT.

13.1 Customers Corporate Authority. The Customers have previously furnished or will furnish to the Transfer Agent the following:

                  (a) A copy of the Declaration of Trust and By-Laws of each Customer;

                  (b) Copies of all material amendments to each Customer's Declaration of Trust or By-Laws made after the date of this Agreement, promptly after such amendments are made; and

                  (c) A certificate of each Customer as to the Shares authorized issued and outstanding as well as a description of all reserves of unissued shares relating to the exercise of options warrants or a conversion of debentures or otherwise.

13.2 Transfer Agent Facilities. The Transfer Agent hereby agrees to establish and maintain facilities and procedures reasonably acceptable to the Customers for the safekeeping of stock certificates, check forms and facsimile signature imprinting devices, if any, and for the preparation, use, and recordkeeping of such certificates, forms and devices.

13.3 Records. The Transfer Agent shall keep records relating to the services to be performed hereunder, in the form and manner as it may deem advisable. The Transfer Agent agrees that all such records prepared or maintained by it relating to the services performed hereunder are the property of the Customers and will be preserved, maintained and made available in accordance with the requirements of law, and will be surrendered promptly to the Customers on and in accordance with its request.

13.4 Confidentiality. The Transfer Agent and the Customers agree that all books, records, information and data pertaining to the business of the other party which are exchanged or received pursuant to the negotiation or the carrying out of this Agreement shall remain confidential, and shall not be voluntarily disclosed to any other person, except as may be required by law. If disclosure is requested upon alleged authority of law, the party to whom disclosure is requested shall provide prompt notice of such request to the other party to enable such other party to seek appropriate protective order or other remedy. If, in the absence of a protective order or other remedy or waiver of the



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


terms of this provision, the party to whom disclosure is requested determines in good faith that it is required by law to disclose any books, records, information or data pertaining to the business of the other party, it may do so without any liability.

13.5 Non-Solicitation of Transfer Agent Employees. Customers shall not attempt to hire or assist with the hiring of an employee of EquiServe or affiliated companies or encourage any employee to terminate their relationship with EquiServe or its affiliated companies.

13.6 Notification. Customers shall notify Transfer Agent as soon as possible in advance of any stock split, stock dividend similar event which may affect the Stock, and any bankruptcy, insolvency, moratorium or other proceeding regarding Customers affecting the enforcement of creditors' rights. Notwithstanding any other provision of the Agreement to the contrary, Transfer Agent will have no obligation to perform any Services under the Agreement subsequent to the commencement of any bankruptcy, insolvency, moratorium or other proceeding regarding Customers affecting the enforcement of creditor' rights unless Transfer Agent receives assurance satisfactory to it that it will receive full payment for such services. Further, Customers may not assume the Agreement after the filing of a bankruptcy petition without Transfer Agent's written consent.

14.      DATA ACCESS AND PROPRIETARY INFORMATION.

14.1 The Customers acknowledge that the data bases, computer programs, screen formats, report formats, interactive design techniques, and documentation manuals furnished to the Customers by the Transfer Agent as part of the ability to access certain related data ("Customers Data") maintained by the Transfer Agent on data bases under the control and ownership of the Transfer Agent or other third party ("Data Access Services") constitute copyrighted, trade secret, or other proprietary information (collectively, "Proprietary Information") of substantial value to the Transfer Agent or other third party. In no event shall Proprietary Information be deemed Customers Data. The Customers agree to treat all Proprietary Information as proprietary to the Transfer Agent and further agree that it shall not divulge any Proprietary Information to any person or organization except as may be provided hereunder. Without limiting the foregoing, the Customers agree for themselves and its employees and agents:

                  (a) to access Customers Data solely from locations as may be designated in writing by the Transfer Agent and solely in accordance with the Transfer Agent's applicable user documentation;

                  (b) to refrain from copying or duplicating in any way the Proprietary Information;

                  (c) to refrain from obtaining unauthorized access to any portion of the

         Proprietary Information, and if such access is inadvertently obtained, to inform the Transfer Agent in a timely manner of such fact and dispose of such information in accordance with the Transfer Agent's instructions;

                  (d) to refrain from causing or allowing the data acquired hereunder from being retransmitted to any other computer facility or other location, except with the prior written consent of the Transfer Agent;

                  (e) that the Customers shall have access only to those authorized transactions agreed upon by the parties; and

                  (f) to honor all reasonable written requests made by the Transfer Agent to protect at the Transfer Agent's expense the rights of the Transfer Agent in Proprietary Information at common law, under federal copyright law and under other federal or state law.

         Each party shall take reasonable efforts to advise its employees of their obligations pursuant to this Section 14.

14.2 If any Customer notifies the Transfer Agent that any of the Data Access Services do not operate in material compliance with the most recently issued user documentation for such services, the Transfer Agent shall endeavor in a timely manner to correct such failure. Organizations from which the Transfer Agent may obtain certain data included in the Data Access Services are solely responsible for the contents of such data and the Customers agrees to make no claim against the Transfer Agent arising out of the contents of such third party data, including, but not limited to, the accuracy thereof. DATA, ACCESS SERVICES AND ALL COMPUTER PROGRAMS AND SOFTWARE SPECIFICATIONS USED IN CONNECTION THEREWITH ARE PROVIDED ON AN AS IS, AS AVAILABLE BASIS. THE TRANSFER AGENT EXPRESSLY DISCLAIMS ALL WARRANTIES EXCEPT THOSE EXPRESSLY STATED HEREIN INCLUDING, BUT NOT LIMITED TO, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

14.3 If the transactions available to the Customers include the ability to originate electronic instructions to the Transfer Agent in order to (i) effect the transfer or movement of cash or shares or (ii) transmit Shareholder information or other information, then in such event the Transfer Agent shall be entitled to rely on the validity and authenticity of such instructions without undertaking any further inquiry as long as such instructions are undertaken in conformity with security procedures established by the Transfer Agent from time to time.

15.      CONFIDENTIALITY.

15.1 The Transfer Agent and the Customers agree that they will not, at any time during the term of this Agreement or after its termination, reveal, divulge, or make known to any person, firm, corporation or other business organization, any Customers'
lists, trade secrets, cost figures and projections, profit figures and projections, or any other secret or confidential information whatsoever, whether of the Transfer Agent, the Customers, used or gained by the Transfer Agent or the Customers during performance under this Agreement. The Customers and the Transfer Agent further covenant and agree to retain all such knowledge and information acquired during and after the term of this Agreement respecting such lists, trade secrets, or any secret or confidential information whatsoever in trust for the sole benefit of the Transfer Agent or the Customers and their successors and assigns. The above prohibition of disclosure shall not apply to the extent that the Transfer Agent must disclose such data to its sub-contractor or Customers agent for purposes of providing services under this Agreement.

15.2 In the event that any requests or demands are made for the inspection of the Shareholder records of the Customers, other than request for records of Shareholders pursuant to standard subpoenas from state or federal government authorities (e.g., in divorce and criminal actions), the Transfer Agent will endeavor to notify the Customers and to secure instructions from an authorized officer of the Customers as to such inspection. The Transfer Agent expressly reserves the right, however, to exhibit the Shareholder records to any person whenever it is advised by counsel that it may be held liable for the failure to exhibit the Shareholder records to such person or if required by law or court order.

15.3     PRIVACY ACT INFORMATION DEFINITION:

                  (a) DEFINITION: Transfer Agent may receive information from Customer or may come into possession of information that Customer is required to protect under Title V of the Graham-Leach-Bliley Act of 1999 ("Privacy Act") in connection with providing services to Customer under this Agreement. For purposes of this Agreement, "Privacy Act Information" shall mean the following types of information and other information of a similar nature (whether or not reduced to writing): Shareholder information, non public personal information including "personally identifiable financial information" whether provided directly by the Shareholder in connection with obtaining a service or obtained from other sources, Shareholder financial information, Shareholder names and other information related to Shareholders.

                  (b) OWNERSHIP: All notes, data, reference, materials, memoranda, documentation and records, in any way incorporating or reflecting any of the Privacy Act Information shall belong exclusively at all times to Customer and Transfer Agent agrees to turn over all copies of such materials in Transfer Agent's control or possession to Customer upon request or upon termination of this Agreement, subject to applicable law.

                  (c) CONFIDENTIALITY: Transfer Agent agrees during the term of this Agreement and thereafter to hold in confidence and not to directly or indirectly reveal, report, publish, disclose or transfer any of the Privacy Act Information to any person or entity, or utilize any of the Privacy Act Information for any purpose, except in connection with providing services hereunder or as required by law; provided, however, Transfer Agent may disclose such Privacy Act Information to its third-party vendors for purposes of performing services for Customer provides such third party vendors are contractually bound to keep such information confidential.

16.      TERM AND TERMINATION.

16.1 Term. The initial term of this Agreement (the "Initial Term") shall be for the period January 1, 2002 until July 31, 2004, unless terminated pursuant to the provisions of this Section 16. Unless a terminating party gives written notice to the other party one hundred twenty (120) days before the expiration of the Initial Term this Agreement will renew automatically from year to year ("Renewal Term"). If after the Initial Term, any party to this Agreement may terminate this Agreement by providing notice to the other parties one hundred twenty (120) days prior to the anticipated termination date. One hundred twenty (120) days before the expiration of the Initial Term or a Renewal Term the parties to this Agreement will agree upon a Fee Schedule for the upcoming Renewal Term.

16.2 Early Termination. Notwithstanding anything contained in this Agreement to the contrary, should a Customer desire to move any of the services provided by the Transfer Agent for the Customers hereunder to a successor service provider prior to the expiration of the then current Initial or Renewal Term, or without the required notice period, the Transfer Agent shall make a good faith effort to facilitate the conversion on such prior date, however, there can be no guarantee that the Transfer Agent will be able to facilitate a conversion of services on such prior date. In connection with the foregoing, should services be converted to a successor service provider, or if the Customer is liquidated or its assets merged or purchased or the like with another entity which does not utilize the services of the Transfer Agent, the fees payable to the Transfer Agent shall be calculated as if the services had remained with the Transfer Agent until the expiration of the then current Initial or Renewal Term and calculated at existing rates on the date notice of termination was given to the Transfer Agent, and the payment of fees to the Transfer Agent as set forth herein shall be accelerated to the date prior to the conversion or termination of services. Section 16.2 shall not apply if the Transfer Agent is terminated for cause under Section 16.4(a) of this Agreement.

16.3 Expiration of Term. After the expiration of the Initial Term or Renewal Term whichever currently in effect, should either party exercise its right to terminate, all reasonable out-of-pocket expenses or costs associated with the movement of records and material will be borne by the Customer. Additionally, the Transfer Agent reserves the right to charge for any other reasonable expenses associated with such termination and a de-conversion/transition fee in an amount equal to 10% of the aggregate fees incurred by Customer during the immediately preceding twelve (12) month period, provided, however, such fee shall in no event be less one thousand dollars.

16.4 Termination. This Agreement may be terminated in accordance with the following:

         (a) at any time by the parties upon a material breach of the representation and warranties of Section 7, or of a covenant or term of this Agreement by the other which is not cured within a period not to exceed thirty (30) days after the date of written notice thereof by the other party;

         (b) by Transfer Agent, at any time, in the event that during the term if this Agreement, a bankruptcy or insolvency proceeding is filed by or against a Customer or a trustee or receiver is appointed for any substantial part of Customer's property (and in a case of involuntary bankruptcy, insolvency or receivership proceeding, there is entered an order for relief, or order appointing a receiver or some similar order or decree and Customer does not succeed in having such order lifted or stayed within sixty (60) days from the date of its entry), or Customer makes an assignment of all or substantially all of its property for the benefit of creditors or ceases to conduct its operations in the normal course or business.



         16.5 Records. Upon receipt of written notice of termination, the parties will use commercially practicable efforts to effect an orderly termination of this Agreement. Without limiting the foregoing, Transfer Agent will deliver promptly to Customers, in machine readable form on media as reasonably requested by Customers, all stockholder and other records, files and data supplied to or compiled by Transfer Agent on behalf of Customers.

17.      ASSIGNMENT.

17.1 The Transfer Agent may, without further consent of the Customers assign its right and obligations hereunto to any affiliated and registered transfer agent under Section 17(A)(c)(2) of the Securities and Exchange Act. The Transfer Agent may not assign its rights or obligation without the written consent of the Customer.

17.2 The Transfer Agent may, without further consent on the part of Customers, subcontract with other subcontractors for telephone and mailing services as may be required from time to time; provided, however, that the Transfer Agent shall be as fully responsible to the Customers for the acts and omissions of any subcontractor as it is for its acts and omissions.

17.3 This Agreement shall inure to the benefit of and be binding upon the parties and their respective permitted successors and assigns.

18.      UNAFFILIATED THIRD PARTIES.

         Nothing herein shall impose any duty upon the Transfer Agent in connection with or make the Transfer Agent liable for the actions or omissions to act of unaffiliated third parties such as, by way of example and not limitation, airborne services, the U.S. mails and telecommunication companies, provided, if the Transfer Agent selected such company, the Transfer Agent shall have exercised due care in selecting the same.

19.      MISCELLANEOUS.

                       Notices.

         Any notice or communication by the Transfer Agent or the Customers to the other is duly given if in writing and delivered in person or mailed by first class mail, postage prepaid, telex, telecopier or overnight air courier guaranteeing next day delivery, to the other's address:



                       If to the Customers:

                       Van Kampen Closed-End Funds
                       C/O Van Kampen Investments Inc.
                       One Parkview Plaza
                       Oakbrook Terrace, IL 60181
                       Telecopy No.: ( ) xxx-xxxx
                       Attn: General Counsel

                       If to the Transfer Agent:

                       EquiServe Trust Company, N.A.

                       c/o EquiServe Limited Partnership
                       150 Royall Street
                       Canton, MA 02021
                       Telecopy No.: (781) 575-4188
                       Attn: President




         The Transfer Agent and the Customers may, by notice to the other, designate additional or different addresses for subsequent notices or communications.

                       Successors.

         All the covenants and provisions of this agreement by or for the benefit of the Customers or the Transfer Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

                       Amendments.

         This Agreement may be amended or modified by a written amendment executed by both parties hereto and authorized or approved by a resolution of the Board of Directors of the Customers.

                       Severability.

         If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provision, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                       Governing Law.

         This Agreement shall be governed by the laws of The Commonwealth of Massachusetts.

                       Force Majeure.

         Notwithstanding anything to the contrary contained herein, Transfer Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.

                       Descriptive Headings.

         Descriptive headings of the several sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                       Third Party Beneficiaries.

         The provisions of this Agreement are intended to benefit only the Transfer Agent and their respective permitted successors and assigns. No rights shall be granted to any other person by virtue of this agreement, and there are no third party beneficiaries hereof.

                       Survival.

         All provisions regarding indemnification, warranty, liability and limits thereon, and confidentiality and protection of proprietary rights and trade secrets shall survive the termination of this Agreement.

     19.10      Priorities.

         In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

Kampen America Capital, Inc. dated November 12, 1997 and May 14, 1998 (attached as Exhibit C), which shall be part of this Agreement for all Customers.

     19.12      Counterparts.

         This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.





         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by one of its officers thereunto duly authorized, all as of the date first written above.

                               CERTAIN VAN KAMPEN CLOSED END FUNDS


                               By:               /s/ John L Sullivan
                                   ---------------------------------------------
                               Name:             John L Sullivan
                                    --------------------------------------------
                               Title:            Treasurer
                                     -------------------------------------------


                               EQUISERVE, INC.
                               EQUISERVE TRUST COMPANY, N.A.


                               ON BEHALF OF BOTH ENTITIES:


                               By:               /s/ Dennis V. Moccia
                                   ---------------------------------------------
                               Name:             Dennis V. Moccia
                                    --------------------------------------------
                               Title:            Managing Director
                                     -------------------------------------------

                            FEE AND SERVICE SCHEDULE
                           FOR STOCK TRANSFER SERVICES

                                     BETWEEN

                       CERTAIN VAN KAMPEN CLOSED END FUNDS

                                       AND

                                 EQUISERVE, INC.

                                       AND

                         EQUISERVE TRUST COMP ANY, N.A.

         TERM

         This Fee and Service Schedule is by and between, EquiServe, Inc. and EquiServe Trust Company" N.A. (collectively, the "Transfer Agent") and Certain Van Kampen Closed End Funds (hereinafter referred to collectively as the ("Customers"), or individually as the Customer), whereby the Transfer Agent will perform the following services for the Common Stock of each Customer.

The term of this Fee and Service Schedule shall be for a period commencing from January 1, 2002, the effective date of this Fee and Service Schedule, for a period of two years and seven months, ending July 31, 2004.



         FEES AND SERVICES
Transfer Agent and Registrar Fee
              $750.00          Per Month Per Customer
              $  6.00          Per Open Registered Shareholder Account Per Annum
              $  0.00          Per Closed Shareholder Account Per Annum, up to
                               20,000 closed accounts per year. Closed accounts
                               maintained in excess of 20,000 will be billed at
                               $5.00 per account per annum.
              $  0.50          Per Participant Dividend Reinvestment or Cash
                               Investment Transaction




         Includes the standard Transfer Agent and Registrar services as stated in the following sections:



         Administrative Services
         o Annual administrative services as Transfer Agent and Registrar for Customers Assignment of Account Administrator and Administrative Support Coordinator
         o Remote inquiry access to shareholder records (technology and access charges to be billed separately as out-of-pocket pass-through expenses)

ACCOUNT MAINTENANCE
o Maintaining record shareholder accounts to include the following services:
         o    Processing of new shareholder accounts
         o Posting address changes and other routine file maintenance adjustments
         o Posting all transactions, including debit and credit certificates to the stockholder file
         o Researching and responding to registered shareholder inquiries (former American Capital funds only)
         o    Purging closed accounts on an annual basis

CERTIFICATE ISSUANCE
o Issuance, cancellation and registration of up to 5,000 certificates per fund per annum, additional to be billed at $1.25 each, to include the following services:
         o    Production and mailing of daily transfer reports
         o Processing of all legal transfers including New York window and mail items
         o    Combining certificates into large and/or smaller denominations
         o    Replacing lost certificates
         o    Placing, maintaining and removing stop-transfer notations

ANNUAL MEETING SERVICES
o        Preparing a full stockholder list as of the Annual Meeting Record
         Date
o        Printing and addressing proxy cards for all registered shareholders
o Enclosing and mailing proxy card, proxy statement, return envelope and Annual Report to all registered shareholders
o        Receiving, opening and examining returned proxies
o        Tabulating returned proxies
o Attending Annual Meeting as Inspector of Election (Travel expenses billed as incurred)
o Preparing a final Annual Meeting List reflecting how each account has voted on each proposal

MAILING AND REPORTING SERVICES
o Preparing a set of mailing labels for registered shareholders per fund three (3) times per annum
o Preparing three (3) standard reports per Customer at the Customer's discretion per annum

DIVIDEND SERVICES
As Dividend Disbursing Agent and Paying Agent (checks to be drawn on State Street Bank and funding must be via ACH on the mail date), State Street will perform the following dividend related services:

o Preparing and mailing up to 12 dividend checks per annum (check includes address change feature) with an additional enclosure with each dividend check
o Direct deposit of dividends via ACH (Additional fee of $150.00 per fund per dividend will be billed for ACH services)
o        Preparing a hardcopy dividend list as of each dividend record date
o Preparing and filing Federal Information Returns (Form 1099) of dividends paid in a year and mailing a statement to each stockholder
o Preparing and filing State Information Returns of dividends paid in a year to stockholders resident within such state
o Preparing and filing annual withholding return (Form 1042) and payments to the government of income taxes withheld from Non-Resident Aliens
o        Replacing lost dividend checks
o        Providing photocopies of canceled checks when requested
o        Reconciling paid and outstanding checks
         Coding "undeliverable" accounts to suppress mailing dividend checks to same, per SEC regulations Processing and recordkeeping of accumulated uncashed dividends Furnishing requested dividend information to stockholders Performing the duties as required by the Interest and Dividend Tax Compliance Act of 1983

DIVIDEND REINVESTMENT SERVICES
o Processing reinvestment and/or cash investment transactions of Dividend Reinvestment Plan (DRP) participant accounts
o Preparing and mailing up to 12 dividend reinvestment/ cash investment statements annually with an additional enclosure to each DRP participant
o Maintaining DRP accounts and establishing new participant accounts Processing termination/sale requests
o        Processing withdrawal requests
o Supplying summary reports for each reinvestment/investment to Fund Preparing and mailing Form 1099, Form 1042, and Form 1099B to participants and related filings with the IRS

                                ITEMS NOT COVERED

ADDITIONAL SERVICES
Items not included in the fees and services set forth in this Fee and Service
Schedule including, but not limited to, services associated with the payment of a stock dividend, rights offering, corporate reorganization, or any services associated with a special project are to be billed separately, on an appraisal basis.

Services required by legislation or regulatory fiat which become effective after the date of acceptance of this Fee and Service Schedule shall not be a part of the Standard Services and shall be billed by appraisal. All additional services not specifically covered under this Fee and Service Schedule will be billed by appraisal, as applicable.

OUT OF POCKET EXPENSES
All direct out-of-pocket expenses will be billed as incurred. A list of applicable out-of-pocket expenses is attached as Exhibit A.

                                   ACCEPTANCE

In witness whereof, the parties hereto have caused this Fee and Service Schedule to be executed by their respective officers, hereunto duly agreed and authorized, as of the effective date of this Fee and Service Schedule.

EQUISERVE, INC.                                  CERTAIN VAN KAMPEN CLOSED END
EQUISERVE TRUST COMPANY, N.A.                    FUNDS


On Behalf of Both Entities:







By:      /s/ Dennis V. Moccia               By:      /s/ John L Sullivan
    --------------------------------             -------------------------------
Name:    Dennis V. Moccia                   Name:    John L Sullivan
     -------------------------------             -------------------------------
Title:   Managing Director                  Title:   Treasurer
      ------------------------------              ------------------------------



         THIS FEE AND SERVICE SCHEDULE SHALL SERVE AS AN ATTACHMENT TO THE TRANSFER AGENCY AND STOCK TRANSFER SERVICES AGREEMENT BETWEEN THE PARTIES.

                                    EXHIBIT A
                             OUT OF POCKET EXPENSES

         Out of pocket expenses associated with, but not limited to, the following are NOT included in the fees quoted in this Fee and Service Schedule and are billable as incurred.

POSTAGE (Outgoing and Business Reply)
ENVELOPES
LABELS
FORMS, STATIONERY AND PROXY CARDS
FULFILLMENT
PROXY PROOF SET-UP
RECORD RETENTION
INSURANCE PREMIUMS (Mailing certificates)
DELIVERY AND FREIGHT CHARGES (including overnight delivery; Airborne Express, FedEx, etc.)
TYPESETTING (proxy cards, due diligence mailings, etc.)
DESTRUCTION OF EXCESS/OBSOLETE MATERIAL
DTC TRADE TRANSACTIONS EXPENSES (Treasury buybacks, etc.)
CUSTODY SETTLEMENT CHARGES
TELEPHONE USAGE AND LINE EXPENSES
LOST SHAREHOLDER PROGRAM DATABASE SEARCH

PLEASE NOTE:
Other out of pocket expenses could be incurred depending on the services utilized.

Good funds to cover postage expenses in excess of $5,000 for shareholder mailings must be received in full by 12:00 p.m. Eastern Time on the scheduled mailing date. Postage expenses less than $5,000 will be billed as incurred.

SKU numbers are required on all material received for mailing. A special handling fee of $10.00 per box will be assessed for all material not marked with a SKU number. Such material includes, but is not limited to: proxy statements, annual and quarterly reports, and news releases. Overtime charges will be assessed in the event of late delivery of material for mailings to shareholders unless the mail date is rescheduled. Please see attached Exhibit B regarding packaging and shipping materials to EquiServe.

                                    EXHIBIT B

                     SPECIFICATIONS FOR PACKING AND SHIPPING
                             MATERIALS TO EQUISERVE

         PLEASE FOLLOW THESE PACKING AND SHIPPING GUIDELINES TO HELP US HANDLE YOUR MATERIALS MOST EFFICIENTLY. FOR SPECIFICS CONCERNING YOUR COMPANY'S MAILING, PLEASE CONTACT YOUR CLIENT SERVICES TEAM.

         DELIVERY TIMING:
         Please ship your materials to arrive according to the schedule listed below. Some larger mailings will require more time. If more time is needed, our client service team will work with you to schedule the appropriate amount of time for processing your mailing.


         1 -10,000              Noon 2 business days prior to the mail date
         10,000 -25,000         By 5 p.m. 3 business days prior to the mail date
         25,000 -50,000         By 5 p.m. 4 business days prior to the mail date
         50,001 +               Acct. Manager will establish delivery schedule
                                with Client and Output Services

o       SHIPPING ADDRESSES:
             EQUISERVE: Raritan Center, 118 Fernwood Avenue, Edison NJ
             08837-3857
             OUTPUT TECHNOLOGY SOLUTIONS: Eastern Region, 46 Harvard Street, Westwood MA 02090-2398
             OUTPUT TECHNOLOGY SOLUTIONS: Hartford Region, 125 Ellington Road So. Windsor CT 06074-4112
             CIC: 130 Commerce Road, Carlstadt NJ 07072
             STANDARD REGISTER: Affiliated Warehouse, Inc., 353 Howard St, Brockton MA 02302

o       RECEIVING HOURS:
        Monday through Friday, 8:00 a.m. to 4:00 p.m.
        WITH ADVANCE NOTICE, WE OFFER EXTENDED DOCK HOURS DURING PROXY SEASON. TO ARRANGE EXTENDED HOURS (AFTER 4:00 P.M. AND WEEKENDS) PLEASE CONTACT YOUR CLIENT SERVICES TEAM.

o       DOCUMENTATION:
        Every shipment, including courier deliveries, needs proper documentation: a delivery receipt AND a packing list. Both should include the following information:
             1.    NAME OF CLIENT
             2.    DESCRIPTION OF MATERIAL
             3.    SKU OR FORM NUMBER (SEE ATTACHED)
             4.    TOTAL NUMBER OF BOXES/PACKAGES DELIVERED
             5.    QUANTITY PER BOX/PACKAGE
             6.    TOTAL NUMBER OF PIECES DELIVERED/VOLUME
             7.    IDENTIFICATION OF PARTIAL SHIPMENT
             8.    PURCHASE ORDER NUMBER IF AVAILABLE

             You can prepare one document and make copies to use for both purposes. Attach the packing list to the outside of one box in an envelope or plastic pouch.

PACKING POINTERS:
          DO NOT SHRINK-WRAP MATERIALS INDIVIDUALLY OR IN BUNDLES. THIS INCLUDES ANNUAL REPORTS.
          Use Only paper bands if sending banded material.
          Please do not use string, strapping or rubber bands. When bundling or grouping material, please make sure that ALL pieces in the bundle or group face in the same direction.
          Box or package each type of enclosure separately. DO NOT MIX ENCLOSURES IN CARTONS.
          Label cartons to show the type of material and number of pieces.
          Attach a sample of the material to the outside of each carton.
          Maximum weight per carton should not exceed 50 lbs.

o         QUARTERLY REPORTS, FOLDED PROXY STATEMENTS AND NEWSLETTERS:
          Paper-band material in groups of 50 to 100.
          Use paper bands that are at least 2  1/2 to 3 inches wide.
          Place cardboard sheets between each layer.
          To eliminate the need for cardboard, you can crisscross the groups of reports or statements.

o         ANNUAL REPORTS AND FLAT PROXY STATEMENTS:
          Layer in groups of 50 Annual Reports.
          DO NOT SHRINK-WRAP INDIVIDUAL PIECES OR GROUPS OF PIECES.
          Place cardboard sheets between each layer. To eliminate the need for cardboard, you can crisscross the groups of reports or statements.
          DO NOT PLACE LAYERS OF PAPER OR CARDBOARD BETWEEN INDIVIDUAL REPORTS.

o         USING SKIDS:
          Place only one type of material on each skid. If you load cartons on a skid, each carton should contain the same number of pieces.

          Maximum skid size:               40" x 48"
          Maximum height:                  54" -- including pallet
          Maximum weight:                  3,000 lbs.

          Pallet must be forklift accessible on the 40" side.
          Pallet and contents should be shrink-wrapped to prevent spillage

o         USING SKID PACKS OR POWER PACKS:
          Most printers are able to wrap material neatly and securely on skids without using cartons. We strongly recommend this packing method, especially for clients with shareholder bases of more than 40,000.

          Skid packs, also known as Power packs or Gaylords, cut expenses and processing time. Unnecessary cartons cost money, delay processing and must be disposed of for recycling. Skid packs can be used for nearly any kind of mailing enclosure, including quarterly and annual reports, proxy statements and newsletters.

          Using skid packs or Power packs (continued):

          Ship only 90% of your material on skid packs. Ship the remaining 10% in cartons. We will use the skid packs first for better inventory control and easier return shipping of leftover material.

          Have your printer shrink-wrap the cardboard sides of each skid pack for added protection against inclement weather. (Don't shrink-wrap individual items or bundles of items.)

          SURPLUS MATERIAL: We regret that we do not have warehousing facilities to store surplus material after your mail date. Please let your client service team know BEFORE your mailing whether you would like us to dispose of your material or ship it back at your expense.

          Special arrangements can be made by contacting your client services team.

                             SKU NUMBER INFORMATION

WHAT IS A SKU NUMBER?

     A SKU number is a unique Stock Keeping Unit Number assigned and printed on each different type of material mailed. It is anticipated that all print vendors will begin incorporating unique and different Stock Keeping Unit Numbers on all material delivered to Print/Mail locations.

WHY UTILIZE SKU NUMBERS?

     In an effort to continuously improve service to our mutual clients, enhanced quality control practices for inventory tracking purposes have been implemented at Print/Mail locations. Improved client specific inventory tracking is made possible through the identification of a unique stock tracking number by printers.

WHO ASSIGNS THE SKU NUMBER?

     The recommended SKU Number pattern is as follows: Company number or Issue ID (client identification numbers) followed by the specific material abbreviation, and the current year. This number will be communicated by the client for whom the material is being printed, and assigned by the Account Administrator at EquiServe. If you need additional information on a SKU Number, please contact the Account Administrator at EquiServe (781) 575-2000.


             SAMPLE SKU NUMBER PATTERNS:

             THE ABC COMPANY 1998 ANNUAL REPORT               "0707-AR-98"
XYZ Financial 1998 Proxy Statement "XYZCM- PS- 98"

     ARE THERE SPECIFIC LIMITATIONS AND PRINTING CONSIDERATIONS? YES!

        CHARACTER LIMITATION OF 15 SPACES.

  o     DASHES RECOMMENDED (TO BETTER SEPARATE KEY INFORMATION).

  o     EACH DASH REPRESENTS A CHARACTER LIMITATION.

  o     POSITION OF NUMBER:

                      Booklet style material; reverse side of document, lower right corner.

                      One page material; front of document, lower right corner.

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                                   APPENDIX A

Van Kampen Advantage Municipal Income Trust II
Van Kampen Bond Fund
Van Kampen California Value Municipal Income Trust
Van Kampen High Income Trust II
Van Kampen Income Trust
Van Kampen Massachusetts Value Municipal Income Trust
Van Kampen Municipal Opportunity Trust
Van Kampen Municipal Trust
Van Kampen Ohio Quality Municipal Trust
Van Kampen Pennsylvania Value Municipal Income Trust
Van Kampen Select Sector Municipal Trust
Van Kampen Trust for Investment Grade Florida Municipals
Van Kampen Trust for Investment Grade Municipals
Van Kampen Trust for Investment Grade New Jersey Municipals
Van Kampen Trust for Investment Grade New York Municipals
Van Kampen Trust for Insured Municipals
Van Kampen Senior Income Trust
Van Kampen Dynamic Credit Opportunities Fund